EXHIBIT 3.2    AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCOPORATION


                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION
                                       OF
                           VIKING CAPITAL GROUP, INC.


In accordance with Section 16-10a-602 and Section 16-10a-1006 of the Utah Code, and in accordance with the Articles of Incorporation of Viking Capital Group, Inc. (the "Corporation"), a Utah Corporation, the Corporation does hereby adopt the following amendments (the "Amendments") to the Articles of Incorporation.

1. THE ARTICLES OF INCORPORATION OF THE CORPORATION ARE HEREBY AMENDED BY DELETING FROM ARTICLE IV, THE ENTIRETY OF ITEMS C. AND D. THAT DESIGNATED THE RIGHTS, PREFERENCES AND PRIVILEGES OF SERIES AA PREFERRED STOCK AND SERIES A1 PREFERRED STOCK RESPECTIVELY. BOTH SERIES ARE WHOLLY UNISSUED.

2. THE ARTICLES OF INCORPORATION OF THE CORPORATION ARE HEREBY AMENDED BY ADDING TO ARTICLE IV, A NEW ITEM C. DESIGNATING THE RIGHTS, PREFERENCES AND PRIVILEGES OF SERIES 2001 CALLABLE PREFERRED STOCK AS FOLLOWS:

Article IV

         C. Series 2001 Callable Preferred Stock shall have designations, rights, preferences, and privileges as follows:

         1. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes with respect to the Corporation's Series 2001 Callable Preferred Stock, the meanings herein specified.

                  (a) "Assumed Value" means $10.00, being the value per share of the Series 2001 Callable Preferred Stock assumed hereunder for purposes of dividend and conversion calculations.

                  (b) "Call Notice" shall be defined as it is in Section 4(a) below.

                  (c) "Call Premium" shall be defines as it is in Section 4(c) below.

                  (d) "Common Stock" means the Corporation's Class A Common Stock, $0.001 par value per share.

                  (e) left blank intentionally

                  (f) "Conversion Notice" means a written notice of conversion of Series 2001 Callable Preferred Stock as contemplated in Section 3 below, together with the certificate(s) representing the shares being converted that has been endorsed for transfer or is accompanied by a duly executed stock power.

                  (g) "Corporation" means Viking Capital Group, Inc., a Utah corporation.

                  (h) "Liquidation Payment" or "Liquidation Payments" shall be defined as in Section 5 below.

                  (i) "Redemption Date" shall be defined as it is in Section 4(c) below.

                  (j) "Series 2001 Callable Preferred Stock" means 5,000,000 shares of the Preferred Stock, $1.00 par value per share, of the Corporation that have been designated by the Board of Directors as Series 2001 Callable Preferred Stock, which shares shall possess the designations, rights, preferences, and privileges set forth herein.

                  (k) "Trading Day" means a day on which Common Stock is traded on any national securities exchange or any automated quote system or electronic bulletin board.

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         2. Dividends.  The holders of the Series 2001 Callable  Preferred Stock shall not be entitled to receive dividends and therefore carries a dividend rate of zero percent (0.0%) per annum, and no more, calculated based on the $10.00 per share Assumed Value.

         3. Conversion.

                  (a) Optional Conversion. Each holder of Series 2001 Callable Preferred Stock shall have the right and option to convert any or all of such holder's shares of Series 2001 Callable Preferred Stock to Common Stock at the rate of $5.00 per share of Common Stock in accordance with Section 3(b) below after the Corporation receives the holder's Conversion Notice. In order to effect such a conversion, the holder shall tender a complete Conversion Notice to the Corporation at its corporate offices. The Corporation will issue to each holder tendering Series 2001 Callable Preferred Stock certificates for conversion (i) a certificate representing the shares of Common Stock issuable upon such conversion, and (ii) a certificate representing any shares of Series 2001 Preferred Stock covered by the surrendered certificate but not being converted.

                  (b) Conversion Ratio. The number of shares of Common Stock issuable upon any such conversion shall be determined by the result of a fraction:

                           (i) The numerator of which is the  Aggregate  Assumed
                  Value of the shares of Series 2001 Callable Preferred Stock being converted, and

                           (ii) The denominator of which is $5.00.

                  (c) Fractional Shares. No fractional shares shall be issued by the Corporation on conversion of the Series 2001 Callable Preferred Stock, but the Corporation shall pay in lieu thereof the full value in cash to the holders who would but for this provision be entitled to receive such fractional shares.

                  (d)   Re-Issuance.   Series  2001  Callable   Preferred  Stock
         converted pursuant to this Section 3 or called pursuant to Section 4 shall be eligible for re-issuance.

                  (e) Reservation of Adequate Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting conversion of its Series 2001 Callable Preferred Stock, the full number of shares of Common Stock that would be required on conversion of all Series 2001 Callable Preferred Stock from time to time outstanding.

                  (f) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series 2001 Callable Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder to the Series 2001 Callable Preferred Stock.

                  (g) Adjustment of Common Stock Price Threshold. If the Corporation executes any stock split, reverse stock split, stock dividend (excluding payment of preferred stock dividends in Common Stock), or similar transaction after the date of adoption of this statement of designations, rights, preferences and privileges by the Corporation's Board of Directors, then the $5.00 Common Price Per Share contemplated in (i) the denominator of the conversion ratio fraction set forth in Section 3(b) above, and (ii) the Common Price Per Share set forth in Section 3(e) above, shall automatically be adjusted as appropriate.

         4. Corporation's Right to Call.

                  (a) General. The Corporation shall have the right to call for redemption some or all of the outstanding shares of Series 2001 Callable Preferred Stock at any time after issuance of such shares, upon 30 days written notice (a "Call Notice") to the holder(s) of the shares being called.

                  (b) Right to Convert. A holder receiving a Call Notice from the Corporation shall be entitled, during the 30-day notice period, to convert the called shares to Common Stock pursuant to Section 3 above.

                  (c) Procedures for Redemption. On or before the closing date specified in the Call Notice for redemption of called shares (the "Redemption Date"), each holder whose Series 2001 Callable Preferred

         Stock has been called for redemption and has not been converted to Common Stock prior to the Redemption Date shall tender to the
         Corporation, at the address specified in the Call Notice, the certificate(s) representing the called shares. Upon receipt of such certificate(s), the Corporation shall tender to the applicable holder a Corporation check in an amount equal to the sum of (i) the aggregate Assumed Value of the shares of Series 2001 Callable Preferred Stock called plus (ii) the Call Premium. The Call Premium shall be calculated by multiplying the Assumed Value of the shares by a percentage. Such percentage is determined based upon the number of months elapsed between the issuance date and the date of the Call Notice as follows:

                           (i) Zero percent during the first twelve months,
                           (ii) 2% during the second twelve months,
                           (iii) 4% during the third twelve months and,
                           (iv) 6% thereafter.

                  (d) Failure to Tender Called Shares. Should a holder of Series 2001 Callable Preferred Stock called for redemption fail or refuse for any reason to tender to the Corporation the certificate(s) representing any of such shares, then on the Redemption Date (provided the shares to be redeemed have not been converted to Common Stock prior to the Redemption Date), (i) the shares called for redemption shall immediately cease to accumulate dividends, and (ii) such shares shall also cease to possess any of the rights, preferences or privileges associated with Series 2001 Callable Preferred Stock, including without limitation convertibility features, preference on liquidation, and any other features, rights or privileges associated with the Series 2001 Callable Preferred Stock, other than the right to tender such shares to the Corporation in exchange for payment of the applicable redemption price (as calculated as of the proposed Redemption Date, without interest).

                  (e) Subject to Applicable Laws. Any call of Series 2001 Callable Preferred Stock pursuant to this Section 4 shall be subject to the requirements of applicable corporate and securities laws and of any governing body having jurisdiction.

         5. Liquidation Rights. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation: (i) the holders of Series 2001 Callable Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking in liquidation junior to the Series 2001 Callable Preferred Stock, to be paid in an amount equal to the Assumed Value per share, together with accrued and unpaid dividends to the distribution date, whether or not declared, and (ii) the holders of the Series 2001 Callable Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of the Series 2001 Callable Preferred Stock being sometimes referred to as the "Liquidation Payment" and with respect to all shares of the Series 2001 Callable Preferred Stock the "Liquidation Payments." Upon such liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise, if the assets to be distributed among the holders of the Series 2001 Callable Preferred Stock shall be insufficient to permit payment to the holders of the Series 2001 Callable Preferred Stock of the Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of the Series 2001 Callable Preferred Stock. Upon any such liquidation, dissolution, or winding up of the Corporation, the assets remaining after payment of the Liquidation Payments may be distributed to the holders of stock ranking in liquidation junior to the Series 2001 Callable Preferred Stock. Written notice of such liquidation, dissolution, or winding up, stating a payment date, the amount of the Liquidation Payment, and the place where said Liquidation Payment shall be payable, shall be given by mail, postage prepaid, or by fax to non-U.S. residents, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Series 2001 Callable Preferred Stock, such notice to be addressed to each such holder at his address as shown by the records of the Corporation. For purposes hereof, the Common Stock shall rank in liquidation junior to the Series 2001 Callable Preferred Stock. A consolidation or merger of the Corporation with or into one or more corporations or the sale or transfer of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution, or winding up of the Corporation.

         6. Voting Rights.

                  (a) The Series 2001 Callable Preferred Stock shall have no voting rights other than as set forth below. Holders of Series 2001 Callable Preferred Stock shall not be entitled to notice of any meeting of holders of Common Stock unless the Board of Directors of the Corporation contemplates prior to the meeting that at the meeting there will be discussion of or a vote on a matter requiring approval of the holders of the Series 2001 Callable Preferred Stock.

                  (b) The Corporation will not, without the affirmative vote (with each share of Series 2001 Callable Preferred Stock being entitled to one vote) of the holders of at least a majority of the outstanding shares of Series 2001 Callable Preferred Stock, voting together as single class, by resolution adopted at a meeting called for such purpose:

                           (i) Change the aggregate number of authorized  shares
                  of Series 2001 Callable Preferred Stock;

                           (ii) Effect an exchange, reclassification or cancellation of all or part of the shares of Series 2001 Callable Preferred Stock (other than as expressly contemplated herein);

                           (iii) Effect an exchange, or create a right of exchange of all or part of the shares of another class or series into shares of Series 2001 Callable Preferred Stock;

                           (iv) Create a class or series of equity securities having rights or preferences as to the payment of dividends (a "Dividend Preference") or having rights or preferences upon liquidation of the Corporation (a "Liquidation Preference") that are superior to the Dividend Preference and the Liquidation Preference, respectively, of the Series 2001 Callable Preferred Stock; provided, however, that nothing contained herein shall be interpreted to require any approval or otherwise restrict the ability of the Corporation to issue one or more classes or series of equity securities, which might include one or more classes or series of preferred stock, that:

                           (x)  Have   Dividend   Preference  or  a  Liquidation
                  Preference, or both, on parity with the Series 2001 Callable Preferred Stock; or

                           (y) Have rights, preferences, privileges, or features, other than the Dividend Preference or Liquidation Preference, that might be considered more favorable than the rights, preferences, privileges or features of the Series 2001 Callable Preferred Stock, such as, for example (but without limitation), a higher dividend rate, more favorable terms of conversion (which may mean a more favorable ratio of conversion to common stock, the possibility of converting to assets of the Corporation instead of common stock, or both), or the right to vote; or

                           (v) Amend the Articles of Incorporation in any way if
                  such amendment would change, alter, cancel or impair the preferences or rights of all or part of the Series 2001 Callable Preferred Stock, except for minor corrections, adjustments or other changes that do not, either individually or in the aggregate, have a material adverse effect on the substantive rights of any holder of Series 2001 Callable Preferred Stock.

         7.  Notices.  All notices to the  holders of the Series  2001  Callable
         Preferred   Stock  shall  be  in   accordance   with  the  Articles  of
         Incorporation and Bylaws of the Corporation.



1. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THE PROVISION OF THE CORPORATION'S ARTICLES OF INCORPORATION (AS PREVIOUSLY AMENDED, RESTATED, AND AMENDED) SHALL REMAIN UNAMENDED AND SHALL CONTINUE IN FULL FORCE AND EFFECT.

2. BY EXECUTION OF THESE ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION, THE PRESIDENT AND THE SECRETARY OF THE CORPORATION DO CERTIFY THAT THE FOREGOING AMENDMENT TO THE ARTICLES OF INCORPORATION WERE ADOPTED AS AN AMENDMENT TO THE ORIGINAL ARTICLES OF INCORPORATION OF THE CORPORATION (AS PREVIOUSLY AMENDED, RESTATED AND AMENDED) BY THE BOARD OF DIRECTORS OF THE CORPORATION AT A MEETING HELD ON DECEMBER 20, 2001. THIS ACTION WAS TAKEN BY THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER ACTION AS SHAREHOLDER ACTION WAS NOT REQUIRED IN ACCORDANCE WITH THE ARTICLES OF INCORPORATION OF THE CORPORATION. THE RIGHTS, PREFERENCES AND PRIVILEGES OF THE TWO SERIES OF PREFERRED STOCK DELETED BY THIS AMENDMENT WERE WHOLLY UNISSUED AND THEREFORE DID NOT REQUIRE APPROVAL FROM ANY PREFERRED SHAREHOLDERS.